N-CSR Item 10 - Exhibits: Certifications EX-99.906CERT

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of CCMI Funds (the "Registrant"),on behalf of CCMI Equity Fund and CCMI Bond Fund hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended 5/31/03 (the "Report") fully complies with the requirements of
Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: July 24, 2003

/s/ Peter J. Germain

Title: President, Principal Executive Officer



Dated: July 24, 2003

/s/ Richard J. Thomas

Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.